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                                                                  EXHIBIT (j)(2)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference into the Prospectus and Statement of Additional Information in this Post-Effective Amendment No. 42 to the Registration Statement of Eaton Vance Investment Trust (1933 Act File No. 33-1121) of our reports each dated April 30, 1999 on the financial statements, supplementary data and financial highlights of Eaton Vance National Limited Maturity Municipals Fund and National Limited Maturity Municipals Portfolio included in the March 31, 1999 Annual Report to Shareholders of Eaton Vance National Limited Maturity Municipals Fund.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information.

                                        /s/ Deloitte & Touche LLP
                                        DELOITTE & TOUCHE LLP


July 21, 1999
Boston, Massachusetts